Exhibit 10.1
FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT
     This Fourth Amendment to Credit and Security Agreement (“Fourth Amendment”) is entered into as of January 31, 2008, by and among Synergetics, Inc., a Missouri corporation), and Synergetics USA, Inc., a Delaware corporation (individually, a “Borrower” and together, the “Borrowers”), and Regions Bank (“Lender”).
RECITALS
     A. Borrowers and Lender entered into a certain Credit and Security Agreement dated as of March 13, 2006, as heretofore amended from time to time (as so amended, the “Existing Credit Agreement”).
     B. Borrowers and Lenders desire to amend the Existing Credit Agreement as hereinafter provided.
     C. The Existing Credit Agreement and this Fourth Amendment constitute the “Credit Agreement” from and after the effectiveness of this Fourth Amendment.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender agree as follows:
     1. Defined Terms. Each term used herein without definition or a modification to definition shall have the same meaning as set forth in the Existing Credit Agreement.
     2. Credit Agreement Amendments. The Existing Credit Agreement is hereby amended as follows, effective upon fulfillment of conditions set forth in Section 4 of this Fourth Amendment:
     A. Section 1.2, entitled “Primary Definitions,” is hereby amended by modifying the following definition:
(1)	“Borrowing Base” means, at any time and subject to change from time to time in Lenders’ sole discretion, the lesser of:
(a)	the Revolving Loan Commitment, or

(b)	the sum of:
(i)	up to 85% of Eligible Accounts, plus

(ii)	up to the lesser of (A) 50% of Eligible inventory or (B) $4,750,000, provided that such monetary limit on Eligible Inventory shall not apply from the date of the Fourth Amendment through July 31, 2008.

Lender reserves the right to adjust the percentages and maximums stated above as a result of any field audit or examination of Collateral by Lender conducted pursuant to Section 2.19 hereof.
(2)	“Revolving Note” shall mean the 2008 Amended and Restated Revolving Note, attached as Exhibit A to the Fourth Amendment, in maximum principal amount of $9,500,000 (the “2008 Amended and Restated Revolving Note”).
     B. The following Section 2.19 is hereby added to the Credit Agreement:
“Section 2.19 Annual Field Audit. Not more often than once during any fiscal year of Borrowers, Lender may conduct, at Borrowers’ expense, a field audit of the facilities, properties, books, records and Collateral of Borrowers as provided in Section 6.2 hereof; provided that, upon and after the occurrence of an Event of Default, Lender may conduct, at Borrowers’ expense, such field audits and other examinations of Borrowers’ facilities, properties, books, records and Collateral, at such time and with such frequency as Lender may determine in its discretion.”
     C. Subsection (d) to Section 6.1, entitled “Reporting Requirements,” is hereby amended to read as follows in its entirety:
(d)	“As soon as available, and in any event within 15 days after the end of each month (or more frequently if requested by Lender and in such detail as reasonably required by Lender), a Borrowing Base certificate in a form acceptable to the Lender (currently, the form attached to the Fourth Amendment as Exhibit B), showing the computation of the Borrowing Base as of the close of business on the last day of the immediately preceding fiscal month (except that Inventory calculations may be updated not less than every 60 days), prepared by the Borrowers and certified by the Borrowers’ chief financial officer.”
     D. A new Subsection (o) to Section 6.1, entitled “Reporting Requirements,” is hereby added to read as follows in its entirety:
“(o)	As soon as available, and in any event within 30 days after the end of each month (or more frequently if requested by Lender and in such detail as reasonably required by Lender), an Accounts aging report, an Inventory report and an accounts payable report for the preceding month.”
     3. Representations and Warranties. The Borrowers jointly and severally hereby represent and warrant to the Lender as follows:

          (a) This Fourth Amendment and the 2008 Amended and Restated Revolving Note have been duly and validly executed by authorized officers of the Borrowers and constitute the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with their terms. The Existing Credit Agreement, as amended by this Fourth Amendment, remains in full force and effect and remains the valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms. The Borrowers hereby ratify and confirm the Existing Credit Agreement, as amended by this Fourth Amendment.
          (b) No Default or Event of Default has occurred or now exists under the Existing Credit Agreement and no Default or Event of Default will occur as a result of the effectiveness of this Fourth Amendment.
          (c) The representations and warranties of the Borrower contained in the Existing Credit Agreement, are true and correct in all material respects on and as of the date of this Fourth Amendment.
     4. Conditions to Effectiveness of Fourth Amendment. The effectiveness of this Fourth Amendment and the agreements set forth herein are subject to fulfillment, as determined in the sole judgment of Lender, of the following conditions:
          (a) Borrowers shall have executed and delivered to Lender this Fourth Amendment and the 2008 Amended and Restated Revolving Note;
          (b) Each Borrower shall have delivered to Lender a Certificate of the Secretary or an Assistant Secretary of such Borrower certifying that appropriate corporate actions authorizing the execution and delivery of this Fourth Amendment have been taken and covering such other matters as Lender may reasonably request;
          (c) Lender shall have determined that no Default or Event of Default exists; and
          (d) Borrowers shall have delivered such other documents and shall have taken such other actions as Lender in its reasonable discretion may require.
     5. Release. In consideration of the agreement of Lender to modify the terms of the Existing Credit Agreement as set forth in this Fourth Amendment, Borrowers hereby release, discharge and acquit forever Lender and any of its officers, directors, servants, agents, employees and attorneys, past and present, from any and all claims, demands and causes of action, of whatever nature, whether in contract or tort, accrued or to accrue, contingent or vested, known or unknown, arising out of or relating to the loans evidenced by the Existing Credit Agreement, as hereby amended, or Lender’s administration of the same or any other actions taken pursuant to the Existing Credit Agreement or under any other documents or instruments evidencing loans made by Lender to Borrowers or the administration of same; provided, however, that the foregoing release and the following indemnity relate only to actions or inactions of Lender through the date hereof.

     6. Payment of Costs/Expenses. Without limiting the generality of provisions in the Existing Credit Agreement (as amended by this Fourth Amendment) relating to payment of Lender’s costs and expenses, the Borrower will pay all reasonable out-of-pocket expenses, costs and charges of Lender’s attorneys incurred in connection with the preparation and implementation of this Fourth Amendment.
     7. Other Documents/Provisions to Remain in Force. Except as expressly amended hereby, the Existing Credit Agreement and all documents and instruments executed in connection therewith or contemplated thereby and all indebtedness incurred pursuant thereto shall remain in full force and effect and are in all respects hereby ratified and affirmed.
     8. Successors and Assigns. Subject to any restriction on assignment set forth in the Existing Credit Agreement, this Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     9. Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which shall constitute one and the same Amendment.
     10. Incorporation by Reference. The Existing Credit Agreement and all exhibits thereto, and the exhibits to this Fourth Amendment are incorporated herein by this reference, except to the extent replaced by Exhibits attached to this Fourth Amendment.
     11. No Oral Loan Agreements. Pursuant to Mo. Rev. Stat. § 432.045 and § 432.047, the parties agree to the quoted language below (all references to “you” are references to Borrower and all references to “us” are references to Lender):
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

     IN WITNESS WHEREOF, Lender and Borrowers have caused this Fourth Amendment to be executed effective as of the date first written above.

BORROWERS: SYNERGETICS, INC.
By:	/s/ Pamela G. Boone
	Name:	Pamela G. Boone
	Title:	Chief Financial Officer

and SYNERGETICS USA, INC.
By:	/s/ Pamela G. Boone
	Name:	Pamela G. Boone
	Title:	Chief Financial Officer

LENDER: REGIONS BANK
By:	/s/ Anne D. Silvestri
	Name:	Anne D. Silvestri
	Title:	Senior Vice President

Exhibit A to Fourth Amendment to
Credit and Security Agreement
2008 AMENDED AND RESTATED
REVOLVING NOTE
$9,500,000.00
St. Louis, Missouri
January 31, 2008
     FOR VALUE RECEIVED, the undersigned, SYNERGETICS, INC., a Missouri corporation, and SYNERGETICS USA, INC., a Delaware corporation (individually, a “Borrower” and together, the “Borrowers”), hereby jointly and severally promise to pay on the Termination Date to the order of Regions Bank (the “Lender”), at its main office in St. Louis, Missouri, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Nine Million Five Hundred Thousand and 00/100 ($9,500,000.00) or, if less, the aggregate unpaid principal amount of all Advances and Swing Line Loans made by the Lender to the Borrowers under the Credit Agreement (defined below), together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated as of March 13, 2006, as heretofore amended by First Amendment dated as of September 26, 2006, by Second Amendment dated as of December 8, 2006, by Third Amendment dated as of June 7, 2007, and by Fourth Amendment (“Fourth Amendment”) of even date herewith (as so amended, the “Credit Agreement”) by and among the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.
     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the 2008 Amended and Restated Revolving Note referred to in the Fourth Amendment. This Note evidences not only all Advances of Lender under the Revolving Credit Facility but also all Swing Line Loans made by Lender pursuant to Section 2.1A of the Credit Agreement.
     This Note, among other things, is secured pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.
     The Borrowers hereby agree to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.
     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.
     This Note shall be governed by the internal substantive laws of the State of Missouri, without regard for its conflicts-of-law principles.
     This Note is a replacement for, but not a novation or refinancing of: (A) the Revolving Note dated as of September 26, 2006, as amended by Amended and Restated Revolving Note dated as of December 8, 2006, by Borrowers payable to the order of Lender; and (B) the Revolving Note dated as of September 26, 2006, as amended by Amended and Restated Revolving Note dated as of December 8, 2006 and by Amended and Restated Revolving Note dated as of June 7, 2007, by Borrowers payable to the order of

Wachovia Bank National Association, which Note was purchased by Lender. This Note does not evidence or effect a release, or relinquishment of the priority, of the security interests in any Collateral (as defined in the Credit Agreement).
     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWERS) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING (THIS NOTE, THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS REFERRED TO THEREIN), WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENTS OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

BORROWERS: SYNERGETICS, INC.
By:
	Name:	Pamela G. Boone
	Title:	Chief Financial Officer

and SYNERGETICS USA INC.
By:
	Name:	Pamela G. Boone
	Title:	Chief Financial Officer

Exhibit B to Fourth Amendment to Credit and
Security Agreement
[Borrowing Base Certificate]